                                                                   EXHIBIT 10.36


                                               *Confidential Treatment Requested

                           STOCK PURCHASE AGREEMENT

                                 by and among

                               DANIEL M. ARDELL

                                      and

                        DAVID B. ARDELL, as Trustee of

              the David Barclay Ardell and Cynthia Sieling Ardell

                      Family Trust dated January 18, 1985

                                 as "Sellers,"

                        KOLL MANAGEMENT SERVICES, INC.,

                                  as "Buyer,"

                                      and

                            D.A. MANAGEMENT, INC.,

                          as the "Company" being sold


                     Dated: Effective as of March 31, 1993

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE I     PURCHASE AND SALE OF STOCK...........................         1

     1.1      Transfer of Stock....................................         1

     1.2      Consideration for Stock..............................         2

     1.3      Excluded Assets......................................         2

ARTICLE II    CLOSING..............................................         3

     2.1      Closing..............................................         3

     2.2      Documents to be Delivered............................         3

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE
               COMPANY.............................................         3

     3.1      Organization and Qualification.......................         3

     3.2      Capitalization.......................................         4

     3.3      Ownership of Shares..................................         4

     3.4      Authorization........................................         4

     3.5      No Conflict or Violation.............................         5

     3.6      Consents and Approvals...............................         5

     3.7      Financial Statements.................................         5

     3.8      Books and Records....................................         5

     3.9      Litigation...........................................         6

     3.10     Compliance with Law..................................         6

     3.11     Permits..............................................         6

     3.12     Liabilities..........................................         6

     3.13     Labor Matters........................................         7

     3.14     Benefit Arrangements.................................         7

     3.15     Brokers and Finders..................................         7

                               TABLE OF CONTENTS
                               -----------------


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                                                                          ----
     3.16     No Other Agreements to Sell the Company..............         7

     3.17     Indebtedness of Sellers..............................         8

     3.18     Distributions........................................         8

     3.19     Material Misstatements or Omissions..................         8

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF BUYER..............         8

     4.1      Organization of Buyer................................         8

     4.2      Authorization........................................         8

     4.3      Brokerage/Finders Fees...............................         9

     4.4      No Conflict or Violation.............................         9

ARTICLE V     ACTIONS BY SELLERS, THE COMPANY AND BUYER
               PRIOR TO THE CLOSING................................         9

     5.1      Maintenance of Business..............................         9

     5.2      Investigation by Buyer...............................        10

     5.3      Notification of Certain Matters......................        10

ARTICLE VI    CONDITIONS TO SELLERS' OBLIGATIONS...................        10

     6.1      Representations, Warranties and Covenants............        10

     6.2      No Governmental Proceeding or Litigation.............        10

     6.3      Employment Agreement.................................        10

ARTICLE VII   CONDITIONS TO BUYER'S OBLIGATIONS....................        11

     7.1      Representations, Warranties and Covenants............        11

     7.2      No Governmental Proceeding or Litigation.............        11

     7.3      Corporate Documents..................................        11

     7.4      Employment Agreements................................        11

ARTICLE VIII  COVENANT NOT TO COMPETE..............................        11

                               TABLE OF CONTENTS
                               -----------------


                                                                          Page
                                                                          ----
     8.1      Covenant                                                     11

     8.2      Injunctive Relief....................................        12

ARTICLE IX    INDEMNIFICATION......................................        12

     9.1      Survival of Representations, Etc.....................        12

     9.2      Indemnification......................................        13

ARTICLE X     COMPANY OPERATIONS...................................        14

     10.1     Day-to-Day Management................................        14

     10.2     Approval by Board of Directors.......................        14

     10.3     Working Capital......................................        15

ARTICLE XI    MISCELLANEOUS........................................        15

     11.1     Termination..........................................        15

     11.2     Assignment...........................................        16

     11.3     Notices..............................................        16

     11.4     Choice of Law........................................        17

     11.5     Entire Agreement; Amendments and Waivers.............        17

     11.6     Counterparts.........................................        18

     11.7     Invalidity...........................................        18

     11.8     Headings.............................................        18

     11.9     Further Assurances...................................        18

     11.10    Expenses.............................................        18

     11.11    Attorneys Fees.......................................        18

     11.12    Publicity............................................        18

     11.13    Confidential Information.............................        19

     11.14    Trading Stock of Buyer...............................        19

                               TABLE OF CONTENTS
                               -----------------

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                                                                          ----
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     11.15    Grant of Buyer Stock Options.........................        19

     11.16    Books and Records of the Company.....................        19

     11.17    Health Insurance.....................................        20

     11.18    Miscellaneous........................................        20

ARTICLE XII   DEFINITIONS..........................................        20

     12.1     Affiliate............................................        20

     12.2     Ardell Trust.........................................        21

     12.3     Benefit Arrangement..................................        21

     12.4     Business.............................................        21

     12.5     Buyer................................................        21

     12.6     Closing..............................................        21

     12.7     Closing Date.........................................        21

     12.8     Company..............................................        21

     12.9     Damages..............................................        21

     12.10    Down Payment.........................................        21

     12.11    Effective Date.......................................        21

     12.12    Employment Agreement.................................        21

     12.13    Excluded Assets......................................        21

     12.14    Non-OCERS Expenses...................................        22

     12.15    OCERS................................................        22

     12.16    Purchase Price.......................................        22

     12.17    Representative.......................................        22

     12.18    SBCERA...............................................        22

     12.19    Sellers..............................................        22

                               TABLE OF CONTENTS
                               -----------------


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     12.20    Stock................................................        22

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          THIS STOCK PURCHASE AGREEMENT, dated effective as of March 31, 1993, is made by and among DANIEL M. ARDELL and DAVID B. ARDELL, as Trustee of the David Barclay Ardell and Cynthia Sieling Ardell Family Trust dated January 18, 1985 ("Ardell Trust") (collectively, "Sellers"), KOLL MANAGEMENT SERVICES, INC., a Delaware corporation ("Buyer"), and D.A. MANAGEMENT, INC., a California corporation (the "Company"). A glossary of defined terms used herein is set forth in Article XI.

                               R E C I T A L S :
                               - - - - - - - -

          A. Sellers each own one thousand (1,000) shares of common stock, $1.00 par value, of the Company (collectively, the "Stock"), constituting all of the issued and outstanding capital stock of the Company. The Company currently engages in the business of (i) providing pension advisory services to the Orange County Employee Retirement System ("OCERS") and (ii) providing property management services to OCERS with respect to certain office buildings, industrial buildings and neighborhood shopping centers owned by OCERS and located in Riverside, Orange and Los Angeles Counties and two (2) apartment buildings and a specialty shopping center owned by OCERS and located in and around Phoenix, Arizona (collectively, the "Business").

          B. Buyer desires to purchase from Sellers, and Sellers desire to transfer to Buyer, all of the Stock upon the terms and subject to the conditions set forth in this Agreement.

                              A G R E E M E N T :
                              - - - - - - - - -

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                          PURCHASE AND SALE OF STOCK
                          --------------------------

     1.1  Transfer of Stock
          -----------------

          Upon the terms and subject to the conditions contained herein, Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire on the Closing Date, the Stock free and clear of all liens and encumbrances.

                                               *Confidential Treatment Requested

     1.2  Consideration for Stock
          -----------------------

          (a) Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Stock and Sellers' covenant not to compete set forth in Article VIII hereof, Buyer shall pay to Sellers
                 *            Dollars ($    *   ), as adjusted pursuant to
     Section 1.2(b) (the "Purchase Price"). The Purchase Price shall be paid
                 *            Dollars ($    *   ) (the "Down Payment") on the
     Closing Date, with the balance payable as set forth in Section 1.2(b).

          (b) The Purchase Price shall be increased by the amount by which the current account receivables (to the extent ultimately collected by the Company) and prepaid operating expenses of the Company as of the Effective Date exceed the current account payables of the Company as of the Effective Date. Attached hereto as Exhibit "A" is a schedule of the current account
                              -----------
     receivables, prepaid operating expenses and current account payables of the Company as of the Effective Date. The Company is authorized to satisfy the Company's outstanding line of credit with Union Bank from the proceeds of such account receivables as received by the Company, which amounts shall be deemed payments of the Purchase Price to the Sellers. The increase to the Purchase Price referenced in this Section 1.2(b) shall be payable as the account receivables set forth on Exhibit "A" which have not been collected
                                      -----------
     by the Company as of the Closing Date are collected by the Company. To the extent any account receivables set forth on Exhibit "A" have been collected
                                                 -----------
     as of the Closing Date, such amount plus an amount equal to the prepaid operating expenses set forth on Exhibit "A" less an amount equal to the account payables set forth on Exhibit "A" shall be paid to Sellers on the Closing Date.

     1.3  Excluded Assets
          ---------------

          Prior to the Closing, the Company shall distribute or assign to Sellers (a) all rights to receive payments, including both principal and accrued
interest, pursuant to that certain           *          Dollars ($    *     )
promissory note executed by Sellers in favor of the Company, (b) the 1991 Toyota Supra and the 1990 Acura automobiles, (c) shares of stock in Los Arbolitos, S.A., a Dominican Republic corporation, (d) refund of federal income taxes paid in years previous to the fiscal year ended March 31, 1993 by reason of the application of a net operating loss carryback from the fiscal year ended March 31, 1993, and (e) any and all right, title and interest in and to any compensation currently owed or which may be owed in the future to the Company by the San Bernardino County Employees Retirement Association ("SBCERA"), together with any and all claims and/or causes of action which the Company may have against SBCERA, resulting from or in connection with the rendition by the Company of pension advisory services and/or asset, property or facilities management services to SBCERA prior to the Closing. Prior to the Closing, the Company shall terminate its existing defined contribution profit sharing plan and distribute the benefits to, or roll-over the benefits for, the participants, as provided in such profit sharing plan. The assets described in subparagraphs
(a), (b), (c), (d) and (e) of this Section 1.4 and the Company's existing defined contribution profit sharing plan shall hereinafter be referred to as "Excluded Assets."

                                   ARTICLE II
                                   ----------

                                    CLOSING
                                    -------

     2.1  Closing
          -------

          The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on May 21, 1993, or such other date as may be mutually agreed upon in writing by Sellers and Buyer (the "Closing Date"), at the offices of Buyer, 4343 Von Karman Avenue, Newport Beach, California 92660.

     2.2  Documents to be Delivered
          -------------------------

          To effect the transfer of the Stock referred to in Section 1.1 and the delivery of the consideration described in Section 1.2 hereof, Sellers and Buyer shall, on the Closing Date, deliver the following:

          (a) Sellers shall deliver to Buyer certificate(s) evidencing the Stock, free and clear of any liens and encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

          (b) Buyer and Sellers shall each deliver all documents required to be delivered by them, respectively, pursuant to Articles VI and VII, respectively.

          (c) Buyer shall deliver the Down Payment to Sellers by certified check or wire transfer of readily available funds.

          (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers.

                                  ARTICLE III
                                  -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                           OF SELLERS AND THE COMPANY
                           --------------------------

          Sellers, David B. Ardell and the Company hereby, jointly and severally, represent and warrant to Buyer, except as set forth on the Disclosure Schedule attached hereto as Exhibit "B", the following:
                            -----------

     3.1  Organization and Qualification
          ------------------------------

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to conduct its business as it is now being conducted.

     3.2  Capitalization
          --------------

          The Company has authorized one million (1,000,000) shares of common stock, $1.00 par value, two thousand (2,000) shares of which are validly issued and outstanding, fully paid and nonassessable. No shares of common stock are held in the treasury of the Company. All of the shares of common stock of the Company are owned by Sellers. There are no other shares of capital stock or other equity securities of the Company outstanding, and no other outstanding options, warrants, rights to subscribe (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or may be bound, requiring the issuance or sale of shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities.

     3.3  Ownership of Shares
          -------------------

          Sellers (a) are the record and beneficial owners of all of the outstanding capital stock of the Company, (b) have good and marketable title to all of the Stock and (c) have the absolute right, power and authority to sell, transfer and deliver the Stock, in each case free and clear of all encumbrances. Except for the Stock, Sellers do not own any, and there are no, additional shares of capital stock of the Company issued and outstanding. There are no options, warrants, rights,' calls, commitments or other agreements of any character whatsoever relating to the Stock owned by either Seller.

     3.4  Authorization
          -------------

          The Company, each Seller and David B. Ardell have the requisite power and authority to enter into this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly approved by the Board of Directors and the shareholders of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, each Seller and David B. Ardell and constitutes a legal, valid and binding obligation of the Company, each Seller and David B. Ardell, enforceable against the Company, each Seller and David B. Ardell in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and, (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     3.5  No Conflict or Violation
          ------------------------

          Neither the execution and delivery of this Agreement by the Company, each Seller and David B. Ardell, nor the consummation of the transactions contemplated hereby, nor compliance by the Company, the Sellers and David B. Ardell with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of the Company or (ii) any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Company, either Seller or David B. Ardell is a party or to which the Company, either Seller, David B. Ardell or any of the properties or assets of the Company may be subject, (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company, either Seller, David B. Ardell or any of the properties or assets of the Company.

     3.6  Consents and Approvals
          ----------------------

          No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by the Sellers, David B. Ardell and the Company and the consummation by the Sellers, David B. Ardell and the Company of the transactions contemplated by this Agreement other than notice to the Securities and Exchange Commission of the change in the Company's ownership in connection with the Company's status as a registered investment advisor.

     3.7  Financial Statements
          --------------------

          The balance sheet and related statement of earnings and retained earnings and cash flows for the Company as of March 31, 1993 (the "Financial Statements") attached hereto as Exhibit "C" have been prepared in conformity
                                ----------
with generally accepted accounting principles (except for the absence of footnotes thereto) consistently applied throughout the periods covered thereby. The Financial Statements fairly and accurately present in all material respects the assets, liabilities and financial position of the Company as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the periods then ended. There have been no payments to third parties since the date of the Financial Statements except in the ordinary course of business and consistent with the Company's past practice.

     3.8  Books and Records
          -----------------

          The books and records to which access was given Buyer prior to the date hereof are the actual books and records of the Company and accurately and fairly reflect the activities, transactions, revenues and expenses of the Company, and the budget for the fiscal year ending

March 31, 1994 attached hereto as Exhibit "D" was prepared in good faith and
                                  ----------
with reasonable diligence. Buyer understands and agrees, however, that such budget is not a guarantee of future performance of the Company, and that it is based on a variety of assumptions which may or may not occur, and many of which are outside the control of the Company and its officers and directors.

     3.9  Litigation
          ----------

          To the best of their knowledge, there are no actions, suits, investigations or proceedings by, against, involving or relating to the Company, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in which any claim has been made or asserted against the Company. There is outstanding no garnishment, attachment or writ of execution issued with reference to the Company or any of the assets of the Company. The Company is not a party or subject to any judgment, decree or order enjoining it in respect of any business practice or the conduct of business in any area.

     3.10 Compliance with Law
          -------------------

          The Company has not violated or failed to materially comply with any statute, law, ordinance, regulation, rule, decree or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its Business or operations. The conduct of the Company's Business is in material conformity with all building code, health and environmental requirements. The conduct of the Company's Business is in material conformity with all energy, public utility, zoning and OSHA requirements and all other foreign, federal, state and local governmental and regulatory requirements except where the aggregate of all such non-conformities would not have a material adverse effect on the Company. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and the Company has no reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order.

     3.11 Permits
          -------

          The Company has all permits from governmental agencies required to conduct its present Business as now being conducted, except such permits the failure of which to obtain would not have a material adverse effect on the Company.

     3.12 Liabilities
          -----------

          The Company has no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent or otherwise and whether matured or unmatured), due or to become due, except (a) liabilities reflected or provided for in the Financial Statements and (b) liabilities incurred since the date of the Financial Statements in the ordinary course of business and consistent with the Company's past practice.

     3.13 Labor Matters
          -------------

     The Company has not entered into any written employment agreement with any employees. Except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will. The Company is not a party to any collective bargaining agreement, nor is the Company subject to any organizing efforts of any labor union, organization, local or subdivision. There are no labor grievances, or investigations, claims or suits concerning employment pending or threatened against the Company. The Company has not entered into any agreement, oral or written, with any present or former employee of the Company that will result in a commitment or obligation (absolute or contingent) of the Company and/or Buyer to make any payment to any present or former employee of the Company following his or her termination of employment. The Company does not maintain, participate in or contribute to, has never maintained, participated in or contributed to, and has not announced plans or legally binding commitments to maintain, participate in or contribute to, any qualified or non-qualified pension or profit-sharing plan and/or other form of deferred compensation and/or post-retirement insurance, compensation or benefits which covers or has covered any employees or former employees of the Company exclusive of Benefit Arrangements (as defined below).

     3.14 Benefit Arrangements
          --------------------

     Each written plan, arrangement, program, agreement or commitment providing for insurance coverage (including any self-insured arrangement), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, and life, health, disability or accident benefits which covers or has covered any employees of the Company (collectively, "Benefit Arrangements"), has been maintained in compliance with its terms and with the requirements described by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement. Set forth on Exhibit "E" is a complete and accurate
                                       -----------
description of each Benefit Arrangement of the Company. True, complete and correct copies of each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees or former employees and a complete description of any such Benefit Arrangement which is not in writing, have been delivered by the Company to Buyer.

     3.15 Brokers and Finders
          -------------------

          Neither of the Sellers, the Company nor any of the Company's officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement, except for certain finder's fees due Ted Ardell and Mark Poochigian, which fees shall be the sole responsibility of the Sellers.

     3.16 No Other Agreements to Sell the Company
          ---------------------------------------

          Neither the Company nor either Seller has any commitment or legal obligation, absolute or contingent, to any person or firm other than Buyer to
(a) sell, assign or transfer any material portion of the assets of the Company, any assets of the Company not in the ordinary course of business or a majority of the capital stock of the Company, (b) effect any merger, consolidation or other reorganization of the Company or (c) enter into an agreement to do any of the foregoing.

     3.17 Indebtedness of Sellers
          -----------------------

          Neither David B. Ardell nor either Seller has obtained any loans or incurred any indebtedness for which any property, assets or securities of the Company is pledged as collateral and there are no encumbrances on any of the properties, assets or securities of the Company imposed in connection with any indebtedness or other obligations of either Seller or David B. Ardell.

     3.18 Distributions
          -------------

          There have been no distributions from the Company to the Sellers since the date of the Financial Statements and no compensation paid to the Sellers since the date of the Financial Statements except a distribution of the cash account set forth on the Financial Statements and payments of base salary to Daniel M. Ardell consistent with an annualized salary of One Hundred Seventy-Five Thousand Dollars ($175,000).

     3.19 Material Misstatements or Omissions
          -----------------------------------

          No representation or warranty by the Company, either Seller or David
B. Ardell in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE IV
                                  ----------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to Sellers as follows:

     4.1  Organization of Buyer
          ---------------------

          Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted.

     4.2  Authorization
          -------------

          Buyer has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly approved by the Board of Directors of Buyer. No other corporate proceedings on apart of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     4.3  Brokerage/Finders Fees
          ----------------------

          Neither Buyer nor any of its officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     4.4  No Conflict or Violation
          ------------------------

          Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Buyer,
(b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby.

                                   ARTICLE V
                                  ---------

                        ACTIONS BY SELLERS, THE COMPANY
                        -------------------------------
                        AND BUYER PRIOR TO THE CLOSING
                        ------------------------------

          Sellers, the Company and Buyer covenant as follows for the period from the date hereof through the Closing Date:

     5.1  Maintenance of Business
          -----------------------

          The Business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practice, and the Company shall use its best efforts to maintain and preserve its Business, assets, prospects, employees, suppliers, customers and other advantageous business relationships.

     5.2  Investigation by Buyer
          ----------------------

          Sellers and the Company shall allow Buyer during regular business hours through Buyer's Representatives, to make such investigation of the Business, properties, books and records of the Company, and to conduct such examination of the condition of the Company, as Buyer deems necessary or advisable to familiarize itself with such Business, properties, books, records, condition and other matters, and to verify the representations and warranties of Sellers and the Company hereunder.

     5.3  Notification of Certain Matters
          -------------------------------

          Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (b) any material failure of Sellers, the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

                                  ARTICLE VI
                                  ----------

                      CONDITIONS TO SELLERS' OBLIGATIONS
                      ----------------------------------

          The obligation of Sellers to transfer the Stock to Buyer on the Closing Date is subject, in the mutual discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1  Representations, Warranties and Covenants
          -----------------------------------------

          All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

     6.2  No Governmental Proceeding or Litigation
          ----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage either Seller if the transactions contemplated hereunder are consummated.

     6.3  Employment Agreement
          --------------------

          Buyer shall have entered into an employment agreement with Daniel M. Ardell in the form of Exhibit "F" attached hereto (the "Employment Agreement").
                      -----------

                                  ARTICLE VII
                                  -----------

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

          The obligation of Buyer to purchase the Stock as provided hereby is subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1  Representations, Warranties and Covenants
          -----------------------------------------

          All representations and warranties of Sellers, David B. Ardell and the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Sellers and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

     7.2  No Governmental Proceeding or Litigation
          ----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially and adversely to affect the value of the Stock, the financial condition and/or Business of the Company or otherwise reasonably be expected to materially damage Buyer if the transactions contemplated hereunder are consummated.

     7.3  Corporate Documents
          -------------------

     Buyer shall have received from the Company resolutions adopted by the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, certified by the corporate secretary of the Company. Buyer shall have also received the corporate minute books, Articles of Incorporation, Bylaws and stock transfer books of the Company.

     7.4  Employment Agreements
          ---------------------

          Daniel M. Ardell shall have entered into the Employment Agreement with Buyer. In addition, Buyer shall have entered into employment agreements in such form and with such key personnel as Buyer in its sole discretion determines are necessary or desirable for the continued successful operation of the Business of the Company.

                                 ARTICLE VIII
                                 ------------

                            COVENANT NOT TO COMPETE
                            -----------------------

     8.1  Covenant
          --------

          In addition to the Purchase Price, since David B. Ardell will not be employed by Buyer following the Closing, as additional consideration for David
B. Ardell's covenant not to

                                               *Confidential Treatment Requested

compete set forth in this Article VIII, David B. Ardell shall be paid an
additional amount equal to          *           Dollars ($     *     ) in
five (5) quarterly installments of             *            Thousand Dollars
($     *    ) for the five (5) fiscal quarters ending June 30, 1993,
September 30, 1993, December 31, 1993, March 31, 1994 and June 30, 1994 within the later of forty-five (45) days following the end of each such fiscal quarter or ten (10) days following receipt of fees due the Company from OCERS for such fiscal quarter. For such consideration, and as an inducement for Buyer to enter into this Agreement, David B. Ardell individually shall not, following the Closing, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual representative capacity, other than as an officer and employee of Buyer and/or the Company, engage in any asset, property or facilities management services on behalf of OCERS for a period of nine (9) years following the Effective Date. Notwithstanding the foregoing, the provisions of this
Section 8.1 shall terminate on the earlier of (a) a material breach by Buyer under the Employment Agreement or (b) the date upon which Daniel M. Ardell is no longer employed by Buyer and Buyer no longer provides asset, property or facilities management services to OCERS if such date occurs prior to the earlier of receipt by Sellers of all of the Purchase Price or six (6) years following the Effective Date. Any termination of the restrictions contained in this
Section 8.1 shall not reduce or terminate Buyer's obligation to pay to David B. Ardell the consideration specified above. In the event the covenant in this
Article VIII shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

     8.2  Injunctive Relief
          -----------------

          David B. Ardell acknowledges that a breach of the covenant contained in this Article VIII will cause irreparable damage to Buyer and the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, David B. Ardell agrees that if he breaches the covenant contained in this Article VIII in addition to any other remedy which may be available at law or in equity, Buyer or the Company shall be entitled to specific performance and injunctive relief, without posting a bond or other security.

                                  ARTICLE IX
                                  ----------

                                INDEMNIFICATION
                                ---------------

     9.1  Survival of Representations, Etc.
          --------------------------------

          All statements contained in the Disclosure Schedule or in the certificates delivered at the Closing pursuant to Sections 6.1 and 7.1 shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of each of the Company,

Sellers and Buyer contained herein shall survive the Effective Date regardless of any investigation made by any of the parties hereto for a period of six (6) years.

     9.2  Indemnification
          ---------------

          (a) By Sellers. Sellers and David B. Ardell shall jointly and
              ----------
     severally indemnify, defend and hold harmless Buyer and its Representatives from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Company, Sellers or David B. Ardell in or pursuant to this Agreement, (ii) advisory and/or asset, property or facilities management services rendered to SBCERA by the Company prior to the Closing, (iii) the Excluded Assets, (iv) that certain indebtedness of the Company to Union Bank, the outstanding principal balance of which as of March 31, 1993 was One Hundred Thirty Thousand Dollars ($130,000), and (v) the Company's liability as a general partner with respect to that certain loan by Union Bank to Sky Harbor Commerce Center, the outstanding principal balance of which as of March 31, 1993 was One Million One Hundred Six Thousand Seven Hundred Twenty-Four Dollars and Ninety-One Cents ($1,106,724.91). The liability of Sellers and David B. Ardell for Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Company, Sellers or David B. Ardell in or pursuant to this Agreement shall be limited to the portion of the Purchase Price paid to each; provided, however, for purposes of this liability limitation, David B. Ardell shall have liability exposure to the extent of payments of the Purchase Price to Ardell Trust but the aggregate liability exposure of David B. Ardell and Ardell Trust shall not exceed such payments of the Purchase Price to Ardell Trust.

          (b) By Buyer. Buyer shall indemnify, defend and hold harmless Sellers
              --------
     and their Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement.

          (c) Damages. The term "Damages" as used in this Section 9.2 is not
              -------
     limited to matters asserted by third parties against the indemnified party but includes Damages incurred or sustained by the indemnified party in the absence of third party claims. Payment by the indemnified party of amounts for which the indemnified party is entitled to be indemnified hereunder shall not be a condition precedent to the right of the indemnified party to enforce its indemnity rights hereunder.

                                   ARTICLE X
                                   ---------

                              COMPANY OPERATIONS
                              ------------------

     10.1 Day-to-Day Management
          ---------------------

          From and after the Closing Date and until the cessation of Daniel M. Ardell's employment with Buyer for any reason other than breach by Buyer of the Employment Agreement, Daniel M. Ardell shall be President of the Company and a member of the Company's Board of Directors. Immediately following the Closing, Daniel M. Ardell shall also be the Chairman of the Board of Directors of the Company but may be replaced in that capacity by Buyer, in Buyer's sole discretion, provided Daniel M. Ardell remains as a member of the Board of Directors subject to the time limitations set forth in the first sentence of this Section 10.1. Subject to the provisions of Section 10.2, in his capacity as President, Daniel M. Ardell shall be responsible for the day-to-day operations of the Company. In conducting the day-to-day operations of the Company, Daniel
M. Ardell shall operate within the then operative operating budget, the then operative annual business plan and the then operative annual marketing plan. Without limiting the generality of the foregoing, Daniel M. Ardell shall have the authority to hire and fire employees including, without limitation, Mark Poochigian, to retain professionals and consultants and to disapprove, in the sole and absolute discretion of Daniel M. Ardell, any proposed contract or agreement with Buyer and/or an Affiliate of Buyer for the rendition of services to the Company.

     10.2 Approval by Board of Directors
          ------------------------------

          Notwithstanding the foregoing provisions of Section 10.1, Daniel M. Ardell, in his capacity as President of the Company, shall not undertake, implement or otherwise engage in any of the following without the prior approval of the Board of Directors of the Company:

          (a) The annual operating budget commencing with the operating budget for the fiscal year ending March 31, 1995, which operating budgets shall include a contingency line item as the same percentage of the total budget as the operating budget for the fiscal year ending March 31, 1994. The operating budget for the fiscal year ending March 31, 1994 has been approved by Buyer.

          (b) The annual business plan.

          (c) The annual marketing plan.

          (d) Significant changes in the business of the Company.

          (e) Recommendations to owners of property (other than OCERS) to whom asset, property or facilities management services are rendered by the Company with respect to acquisition, sale or refinance.

          (f) Recommendations to OCERS with respect to acquisition, sale or refinance if such recommendation would expose the Company or Buyer to liability in excess of liability exposure customarily associated with asset, property or facilities management agreements.

          (g) Recommendations to owners of property (other than OCERS) to whom asset, property or facilities management services are rendered by the Company with respect to capital improvements which would be capitalized (rather than expensed) pursuant to generally accepted accounting principles.

          (h) Any contract committing or potentially committing the Company to any liability or obligation if such liability or obligation is not specifically included in the then operative operating budget or the satisfaction of such liability or obligation would cause expenditures for the relevant fiscal year to exceed budgeted amounts in the applicable line item or in the then operative operating budget in the aggregate.

          (i) Incurrence of any liability or obligation or the' payment of any cost or expense that is not specifically included in the then operative operating budget including, without limitation, the contingency line item, or would cause expenditures for the relevant fiscal year to exceed budgeted amounts in the applicable line item or in the then operative operating budget in the aggregate (taking into account in each instance the contingency line item).

          (j) Pledge or encumbrance of any asset of the Company.

          (k) Any proposed bonus to be paid to any employee of the Company and/or Buyer other than the profit participation to which Daniel M. Ardell may be entitled as provided in the Employment Agreement.

     10.3 Working Capital
          ---------------

          From and after the Closing, Buyer agrees to advance working capital to the Company from time to time sufficient to support the operations of the Company not to exceed budgeted working capital in the then operative operating budget. Any such working capital advance shall accrue interest at the prevailing prime commercial lending rate of Wells Fargo Bank plus one (1) percentage point adjusted and compounded on the first day of each month.

                                  ARTICLE XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     11.1 Termination
          -----------

          This Agreement may be terminated and the transactions contemplated hereby abandoned by the mutual written consent of each of the parties hereto or by any party hereto if the conditions to such party's obligations set forth in Articles VI and VII, respectively, have not been satisfied on or before May 21, 1993 (unless waived by the party entitled to the benefit thereof), without liability of any party hereto; provided, however,
                                                             -----------------
that Buyer may, by notice to Seller, extend the term of this Agreement until May 31, 1993; and provided further that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of any party to have performed its obligations hereunder, or (b) any knowing misrepresentation made by any party of any matter set forth herein. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to May 21, 1993 (or May 31, 1993, if the term' of this Agreement is extended thereto by Buyer as provided above). In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

     11.2 Assignment
          ----------

          Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Seller without the prior written consent of Buyer, nor by Buyer without the prior written consent of Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their, respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     11.3 Notices
          -------

          Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by commercial courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

     If to Sellers:   Daniel M. Ardell
                      c/o D. A. Management, Inc.
                      7777 Center Avenue
                      Suite 500
                      Huntington Beach, California 92647

                      David B. Ardell, Trustee of the David Barclay Ardell and Cynthia Sieling Ardell Family Trust dated January 18, 1985
                      10516 La Maida Street
                      North Hollywood, California 91601

     With a copy to:  Rutan & Tucker
                      611 Anton Boulevard
                      Suite 1400
                      Costa Mesa, California 92626
                      Attn:  Randall M. Babbush, Esq.

     If to Buyer:     Koll Management Services, Inc.
                      4343 Von Karman Avenue
                      Newport Beach, California 92660
                      Attn:  D. Glen Raiger

     With a copy to:  Allen, Matkins, Leck, Gamble & Mallory
                      18400 Von Karman Avenue
                      4th Floor
                      Irvine, California 92715
                      Attn:  Thomas C. Foster, Esq.


     If to Company:   D.A. Management, Inc.
                      7777 Center Avenue
                      Suite 500
                      Huntington Beach, California 92647
                      Attention:  Daniel M. Ardell

          Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by commercial carrier, one day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier; (c) if mailed, forty-eight (48) hours after the date of posting by the United States Post Office as shown by the sender's registry or certification receipt, as the case may be; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section
11.3. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 11.3. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

     11.4 Choice of Law
          -------------

          This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California.

     11.5 Entire Agreement; Amendments and Waivers
          ----------------------------------------

          This Agreement, together with all Exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof

(whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.6 Counterparts
          ------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 Invalidity
          ----------

          In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.8 Headings
          --------

          The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.9 Further Assurances
          ------------------

          On and after the Closing Date, Sellers, the Company and Buyer shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the Business of the Company and filing notices of change of ownership with the Securities and Exchange Commission in connection with the Company's status as a registered investment advisor.

     11.10  Expenses
            --------

          Sellers, the Company and Buyer will each be liable for their own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement; provided, however, that if the transactions contemplated by this Agreement are consummated then Sellers shall pay all such costs and expenses incurred by the Company, including, without limitation, legal fees.

     11.11  Attorneys Fees
            --------------

          The parties agree that if it be determined by any court that any party has failed to perform its obligations herein, then the prevailing party or parties shall be entitled to recover reasonable attorney fees, court costs and other reasonable expenses incurred in the enforcement of the rights and obligations set forth in this Agreement or any claim for damages based on any breach of this Agreement.

     11.12  Publicity
            ---------

          Neither the Company, Sellers nor Buyer shall issue any press release or make any public statement regarding the transactions contemplated hereby (including, but not limited to, any press release or public statement announcing the execution of this Agreement, the termination of this Agreement or the consummation of the transactions contemplated hereby), without the prior approval of the other parties hereto save and except for any disclosures, notices or public filings which Buyer is required to make pursuant to the statutes and regulations of the Securities and Exchange Commission of the United States and/or the equivalent entities at the state level, the content of which shall be the sole responsibility and at the sole discretion of Buyer. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing Date announcing the consummation of the transactions contemplated hereby.

     11.13  Confidential Information
            ------------------------

          The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors, affiliates and Representatives, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in
Section 11.12. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants, affiliates and Representatives in connection with the transactions contemplated hereby. Employees of the Company shall be notified of the fact of the subject transaction in a joint communication from Sellers and Buyer mutually approved by Sellers and Buyer. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

     11.14  Trading Stock of Buyer
            ----------------------

          Sellers and the Company shall not purchase or sell any shares of the common stock of Buyer until there has been a public disclosure of Buyer's acquisition of the Stock.

     11.15  Grant of Buyer Stock Options
            ----------------------------

          Subject to approval of the Compensation Committee of Buyer, Buyer shall grant to Daniel M. Ardell and Mark Poochigian, as soon as practicable following such approval, the option to purchase six thousand (6,000) shares and three thousand (3,000) shares, respectively, of the common stock of Buyer, for an option price set forth in, and pursuant to the other terms of, Buyer's existing Stock Award Plan.

     11.16  Books and Records of the Company
            --------------------------------

          From and after the Closing and until the earlier to occur of payment in full by Buyer to Sellers of the Purchase Price or one hundred and eighty
(180) days following the sixth (6th) anniversary of the Effective Date, Buyer hall maintain separate books and records for the operations of the Company. Such books and records shall be available during regular business hours for inspection, audit and duplication by either Seller and/or any Representative of either Seller, at the expense of such Seller. Within forty-five (45) days following the end of each fiscal quarter of Buyer (sixty (60) days following the fourth (4th) fiscal quarter of Buyer), at the expense of Buyer, Buyer shall prepare and distribute to Sellers quarterly reports, which report shall include an unaudited income or loss statement for such quarter and a statement as to cash receipts and disbursements.

     11.17  Health Insurance
            ----------------

          From and after the Closing and until the earlier to occur of payment in full by Buyer to Sellers of the Purchase Price or the sixth (6th) anniversary of the Closing Date, Buyer shall provide health insurance coverage for David B. Ardell and his dependents consistent with health insurance coverage provided by Buyer to its employees and their dependents, the cost for which shall be borne by David B. Ardell.

     11.18  Miscellaneous
            -------------

          Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. Time is of the essence of this Agreement. There are no third party beneficiaries to this Agreement. Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength;
(ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, any amendments hereto, or any Exhibits attached hereto. The Sellers' recourse for deferred payments in consideration of David B. Ardell's covenant not to compete pursuant to Section 8.1 shall be limited to the Net Operating Income (as defined in the Employment Agreement) of the Company.

                                  ARTICLE XII
                                  -----------

                                  DEFINITIONS
                                  -----------

     12.1 Affiliate
          ---------

          The term "Affiliate" means any person or entity which, directly or
                     --------
indirectly, through one or more intermediaries, controls ;r is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities of such person or entity.

     12.2    Ardell Trust
             ------------

             The term "Ardell Trust" means the David Barclay Ardell and Cynthia
                       ------------
Sieling Ardell Family Trust dated January 18, 1985.

     12.3    Benefit Arrangement
             -------------------

             The term "Benefit Arrangement" is defined in Section 3.14.
                       -------------------

     12.4    Business
             --------

             The term "Business" is defined in Recital A.

     12.5    Buyer
             -----

             The term "Buyer" means Koll Management Services, Inc., a Delaware
                       -----
corporation.

     12.6    Closing
             -------

             The term "Closing" is defined in Section 2.1.

     12.7    Closing Date
             ------------

             The term "Closing Date" is defined in Section 2.1.
                       ------------

     12.8    Company
             -------

             The term "Company" means D.A. Management, Inc., a California
                       -------
corporation.

     12.9    Damages
             -------

             The term "Damages" is defined in Section 9.2.
                       -------

     12.10   Down Payment
             ------------

             The term "Down Payment" is defined in Section 1.2.
                       ------------

     12.11   Effective Date
             --------------

             The term "Effective Date" means March 31, 1993.

     12.12  Employment Agreement
            --------------------

            The term "Employment Agreement" is defined in Section 6.3.
                      --------------------

     12.13  Excluded Assets
            ---------------

            The term "Excluded Assets" is defined in Section 1.3.
                      ---------------

     12.14  Non-OCERS Expenses
            ------------------

            The term "Non-OCERS Expenses" is defined in Section 1.3.
                      ------------------

     12.15  OCERS
            -----

            The term "OCERS" is defined in Recital A.
                      -----

     12.16  Purchase Price
            --------------

            The term "Purchase Price" is defined in Section 1.
                      --------------

     12.17  Representative
            --------------

            The term "Representative" means any officer, director, principal,
                      --------------
attorney, accountant, agent, employee or other representative.

     12.18  SBCERA
            ------

            The term "SBCERA" is defined in Section 1.4.
                      ------

     12.19  Sellers
            -------

            The term "Sellers" means Daniel M. Ardell and David B. Ardell, as
                      -------
Trustee of the David Barclay Ardell and Cynthia Sieling Ardell Family Trust dated January 18, 1985, collectively; the term "Seller" means either of the
                                                ------
Sellers.

     12.20  Stock
            -----

            The term "Stock" is defined in Recital A.
                      -----

          IN WITNESS WHEREOF, the parties hereby have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

          "Sellers"                    ______________________________________
                                       DANIEL M. ARDELL

                                       ______________________________________
                                       DAVID B. ARDELL, as Trustee of the
                                       David Barclay Ardell and Cynthia Sieling
                                       Ardell Family Trust dated January 18,
                                       1985, and in his individual capacity


[SIGNATURES CONTINUED]


     "Buyer"                           KOLL MANAGEMENT SERVICES, INC.,
                                       a Delaware corporation

                                       By: ___________________________________
                                           D. Glen Raiger,
                                           Executive Vice President


     "Company"                         D.A. MANAGEMENT, INC., a California
                                       corporation

                                       By: ___________________________________
                                           Name: _____________________________
                                           Title: ____________________________